Exhibit 10.9

CONFIDENTIAL

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), delivered April 7, 2022, confirms the following understandings and agreements between Life360, Inc. (the “Company”) and Charles J. Prober (“Executive”). In consideration of the promises set forth herein, Executive and the Company agree as follows:

RECITALS

WHEREAS, Executive and the Company previously entered into an Employment Agreement that became effective on the closing of that certain business combination between the Company and Tile, Inc. (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties agree that the Employment Agreement is amended as follows:

AMENDMENT

1.	Section 4(c) of the Employment Agreement is hereby amended to remove the following sentence therefrom:

“In addition, no portion of the Retention Equity Award will vest unless the Business Performance Requirements are met.”

2.	Section 4(c) of the Employment Agreement is hereby amended to replace the second sentence with the following:

“The Retention Equity Award will consist of 427,573 RSU’s with a value of

$12,000,006 (the “Original Retention Equity Award”) plus an additional 187,286 RSU’s (the “Top Up Retention Equity Award”).”

3.	Clause (v) of Section 6(a) of the Employment Agreement is hereby amended by replacing it in its entirety with the following new Clause (v):

“for all equity or equity-based award(s) granted to Executive from time to time, including the Top Up Retention Equity Award, and with the exception only of the Original Retention Equity Award and any equity that was revested by Executive in connection with the Merger Agreement (both addressed in Section 6(a)(vi) herein), if such separation occurs within twelve (12) months after a Change of Control of Parent (as defined in

Parent’s Amended and Restated 2011 Stock Plan or any successor thereto),

then 100% of any then outstanding equity awards shall become 100% vested

(provided, however, that if such vesting would violate any regulatory provisions, including, without limitation, any regulations with respect to the

Australian Securities Exchange, then such vesting shall not occur and the

Executive and Parent shall, in good faith, consider alternative arrangements designed to provide similar economic value to the Executive).”

4.	The final clause (vi) of Section 6(a) of the Employment Agreement is hereby amended by replacing it in its entirety with the following new clause:

“the Original Retention Equity Award and any equity that was revested by Executive in connection with the Merger Agreement (but not, for avoidance of doubt, any other equity or equity-based award granted to Executive from time to time, including but not limited to the Top Up Retention Equity Award), to the extent then unvested, shall accelerate and become 100% vested.”

5.

No other modification. Except as provided herein, the provisions of the Employment Agreement shall remain in full force and effect following the adoption of this Amendment, and this Amendment shall not constitute a modification or waiver of any provision of the Employment Agreement except as provided herein.

6.	Governing Law; Jurisdiction. Section 13(e) (Governing Law; Consent to Jurisdiction; Jury Trial Waiver) of the Employment Agreement shall apply to this Amendment as if fully set forth herein.

*            *              *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

LIFE360, INC.

By:	/s/ Chris Hulls
Chris Hulls
CEO

EXECUTIVE

/s/ Charles J. Prober
Dated: 4/11/2022 | 8:02 AM PDT